Exhibit 10.26

PROMISSORY NOTE

Amount $100,000	June 18, 2009

For value received, the undersigned, GeoPetro Resources Company (“Payor”), hereby promises to pay on demand to Stuart J. Doshi (“Holder”) the principal sum of One Hundred Thousand ($100,000) with interest from June 18, 2009 at a rate of eight percent (8%) per annum, payable upon repayment of the loan.

Signed by:
GeoPetro Resources Company

/s/ J. Chris Steinhauser
J. Chris Steinhauser
Chief Financial Officer